Exhibit 10.14.4

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

(Willis - 173 acres)

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into effective as of December 16, 2022 (the “Effective Date”), by and between, CTM HOLDINGS, LLC., a Texas limited liability company (“Seller”) and MAPLE X, INC., a Texas corporation (“Purchaser”).

RECITALS

A. Seller and Purchaser are parties to that certain Sale and Purchase Agreement dated effective June 28, 2022, for the purchase and sale of approximately 171.838 acres in Montgomery County, Texas a/k/a 10201 Farrell Road, Willis, Texas 77378, as amended by a First Amendment to Purchase and Sale Agreement dated October 31, 2022, by a Second Amendment to Purchase and Sale Agreement dated November 29, 2022 and by a Third Amendment to Purchase and Sale Agreement dated December 13, 2022 (collectively the “Agreement”); and

B. Purchaser and Seller desire to modify the Agreement, and the parties have agreed to execute this Amendment to reflect such modification to the Agreement.

NOW, FOR AND IN CONSIDERATION of the covenants, agreements and premises herein set forth, Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1. Incorporation of Recitals. The recitals set forth above are true and correct and are incorporated herein by reference as if set forth fully herein.

2. Capitalized Terms. All capitalized terms that are not otherwise defined herein shall be defined as set forth in the Agreement.

3. Inspection Period/Closing Date. The Inspection Period is hereby extended to 11:59 p.m. on December 20, 2022.

4. Effect of Amendment. Except as modified in this Amendment, there are no changes to the Agreement, and the Agreement as herein modified remains in full force and effect as of the date hereof and is hereby ratified by the parties in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party for any default under the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

5. Multiple Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SELLER:		PURCHASER:

CTM HOLDINGS, LLC		MAPLE X, INC.
a Texas limited partnership		a Texas Corporation

By:	/s/ Cameron Maxedon	By:	/s/ Itiel Kaplan
	Cameron Maxedon, Manager		Itiel Kaplan, President

/s/ Roy Galvan
Roy Galvan